Exhibit 4.4

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT dated March 26, 2026 (this “Agreement”) is entered into by and among Maple Parent Holdings Corp., a Delaware corporation (the “Issuer”), Keurig Dr Pepper Inc., a Delaware corporation (“KDP Parent”), as guarantor, the other guarantors listed in Schedule III to the Purchase Agreement (as defined below) (together with KDP Parent, the “Guarantors”), Morgan Stanley & Co. International plc, Goldman Sachs & Co. LLC and J.P. Morgan Securities plc as representatives (the “Representatives”) of the initial purchasers listed in Schedule II to the Purchase Agreement (the “Initial Purchasers”).

The Issuer, the Guarantors, and the Representatives are parties to the Purchase Agreement dated March 12, 2026 (the “Purchase Agreement”), which provides for the sale by the Issuer to the Initial Purchasers of €600 million aggregate principal amount of its 3.495% Senior Notes due 2028, €800 million aggregate principal amount of its 3.881% Senior Notes due 2030, €800 million aggregate principal amount of its 4.224% Senior Notes due 2032 and €800 million aggregate principal amount of its 4.728% Senior Notes due 2035 (collectively, the “Securities”), which will be fully and unconditionally guaranteed on a senior unsecured basis, jointly and severally, by each Guarantor pursuant to the terms of the Indenture (as defined below). Immediately upon the Separation (as defined below), the Guarantees of KDP Parent and the KDP Guarantors will be automatically released and discharged pursuant to the terms of the Indenture.

As an inducement to the Initial Purchasers to enter into the Purchase Agreement, the Issuer and the Guarantors have agreed to provide to the Initial Purchasers and their direct and indirect transferees the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the closing under the Purchase Agreement.

In consideration of the foregoing, the parties hereto agree as follows:

1. Definitions. As used in this Agreement, the following terms shall have the following meanings:

“Agreement” shall have the meaning set forth in the preamble.

“Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which commercial banking institutions in New York, New York are authorized or obligated by law or required by executive order to close or on which the SEC is closed.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

“Exchange Dates” shall have the meaning set forth in Section 2(a)(ii) hereof.

“Exchange Offer” shall mean the exchange offer by the Issuer and the Guarantors of Exchange Securities for the applicable series or tranche of Registrable Securities pursuant to Section 2(a) hereof.

“Exchange Offer Registration” shall mean a registration under the Securities Act effected pursuant to Section 2(a) hereof.

“Exchange Offer Registration Statement” shall mean an exchange offer registration statement on Form S-4 (or, if applicable, on another appropriate form) and all amendments and supplements to such registration statement, in each case including the Prospectus contained therein or deemed a part thereof, all exhibits thereto and any document incorporated by reference therein.

“Exchange Securities” shall mean, with respect to any series or tranche of the Securities, a series or tranche of senior notes issued by the Issuer and guaranteed by the Guarantors under the Indenture, containing terms substantially identical in all material respects to such series or tranche of the Securities (except that the Exchange Securities will not be subject to restrictions on transfer or to any increase in annual interest rate for failure to comply with this Agreement) and to be offered to Holders of Securities of such series or tranche in exchange for Securities of such series or tranche pursuant to the Exchange Offer for such series or tranche.

“FINRA” shall mean the Financial Industry Regulatory Authority, Inc.

“Free Writing Prospectus” shall mean each free writing prospectus (as defined in Rule 405 under the Securities Act) prepared by or on behalf of the Issuer and the Guarantors or used or referred to by the Issuer and the Guarantors in connection with the sale of the Securities or the Exchange Securities.

“Guarantee” shall mean the guarantee of the Securities and guarantee of the Exchange Securities by the Guarantors, as applicable, under the Indenture.

“Guarantors” shall have the meaning set forth in the preamble and shall also include any such Guarantor’s successor and any other subsidiary of KDP Parent or the Issuer, as applicable, that provides a Guarantee of the Securities until, in each case, such time as any such Guarantor is released from its Guarantee in accordance with the Indenture. For the avoidance of doubt, the term “Guarantors” excludes any entity whose Guarantee was released (and not since reinstated) in accordance with the Indenture.

“Holders” shall mean the Initial Purchasers, for so long as they own any Registrable Securities, and each of their successors, assigns and direct and indirect transferees who become owners of Registrable Securities under the Indenture; provided that, for purposes of Section 4 and Section 5 hereof, the term “Holders” shall include Participating Broker-Dealers.

“Indenture” shall mean the indenture, dated as of March 26, 2026, between the Issuer and U.S. Bank Trust Company, National Association, as trustee, as the same may be amended and supplemented from time to time in accordance with the terms thereof with applicability to the Securities and the Exchange Securities.

“Initial Purchasers” shall have the meaning set forth in the preamble.

“Inspector” shall have the meaning set forth in Section 3(a)(xiv) hereof.

“Issuer” shall have the meaning set forth in the preamble and shall also include the Issuer’s successors.

“KDP Parent” shall have the meaning set forth in the preamble and shall also include KDP Parent’s successors.

“KDP Guarantors” shall mean Guarantors that are subsidiaries of KDP Parent but not subsidiaries of the Issuer.

“Issuer Information” shall have the meaning set forth in Section 5(a) hereof.

“Notice and Questionnaire” shall mean a notice of registration statement and selling security holder questionnaire distributed to a Holder by the Issuer or a Guarantor upon receipt of a Shelf Request from such Holder.

“Participating Broker-Dealers” shall have the meaning set forth in Section 4(a) hereof.

“Participating Holder” shall mean any Holder of Registrable Securities that has returned a completed and signed Notice and Questionnaire to the Issuer or the Guarantors in accordance with Section 2(b) hereof.

“Person” shall mean an individual, partnership, limited liability company, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

“Prospectus” shall mean the prospectus included in, or, pursuant to the rules and regulations of the Securities Act, deemed a part of, a Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including a prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by a Shelf Registration Statement, and by all other amendments and supplements to such prospectus, and in each case including any document incorporated by reference therein.

“Purchase Agreement” shall have the meaning set forth in the preamble.

“Registrable Securities” shall mean the Securities; provided that the Securities shall cease to be Registrable Securities upon the earliest to occur of the following: (i) when a Registration Statement with respect to such Securities has become effective under the Securities Act and such Securities have been exchanged or disposed of pursuant to such Registration Statement, (ii) when such Securities cease to be outstanding, (iii) when such Securities have been resold pursuant to Rule 144 (or any successor provision) under the Securities Act (but not Rule 144A) without regard to volume restrictions; provided that the Issuer shall have removed or caused to be removed any restrictive legend on the Securities, or (iv) except in the case of Securities that otherwise remain Registrable Securities and that are held by an Initial Purchaser and that are ineligible to be exchanged in the Exchange Offer, when the Exchange Offer is consummated.

“Registration Default” shall mean the occurrence of any of the following: (i) the Registration Statement referenced in Section 2(a)(x) is not deemed effective on or prior to the Target Registration Date, (ii) if the Exchange Offer is not completed prior to the Target Registration Date and, if a Shelf Registration Statement is required pursuant to Section 2(b), such Shelf Registration Statement is not declared effective on or prior to the later of (x) the Target Registration Date and (y) 60 days after delivery of the applicable Shelf Request, or (iii) if a Shelf Registration Statement is required pursuant to Section 2(b) and after being declared effective, such Shelf Registration Statement ceases to be effective or the Prospectus contained therein ceases to be usable for resales of Registrable Securities (a) on more than two occasions of at least 30 consecutive calendar days during the Shelf Effectiveness Period or (b) at any time in any 12 month period during the Shelf Effectiveness Period, such failure to remain effective or useable for resales of Registrable Securities exists for more than 90 calendar days (whether or not consecutive) in any 12-month period.

“Registration Expenses” shall mean any and all expenses incident to performance of or compliance by the Issuer and the Guarantors with this Agreement, including without limitation: (i) all SEC, stock exchange or FINRA registration and filing fees, (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws (including reasonable and documented fees and disbursements of one counsel for any Underwriters or Holders in connection with blue sky qualification of any Exchange Securities or Registrable Securities), (iii) all expenses of the Issuer and the Guarantors in preparing or assisting in preparing, word processing, printing and distributing any Registration Statement, any Prospectus, any Free Writing Prospectus and any amendments or supplements thereto, any underwriting agreements, securities sales agreements or other similar agreements and any other documents relating to the performance of and compliance with this Agreement, (iv) all rating agency fees incurred by the Issuer and the Guarantors (including with respect to maintaining ratings of the Securities), (v) all fees and disbursements relating to the qualification of the Indenture under applicable securities laws, (vi) the reasonable and documented fees and disbursements of the Trustee and its counsel, (vii) the fees and disbursements of counsel for the Issuer and the Guarantors and, in the case of a Shelf Registration Statement, the reasonable and documented fees and disbursements of one counsel for the Participating Holders (which counsel shall be selected or replaced by the Participating Holders holding a majority of the aggregate principal amount of Registrable Securities held by such Participating Holders and which counsel may also be counsel for the Initial Purchasers), (viii) the fees and disbursements of the independent registered public accountants of the Issuer and the Guarantors, including the expenses of any special audits or “comfort” letters required by or incident to the performance of and compliance with this Agreement and (ix) all expenses for the Exchange Securities being made eligible for clearance and settlement through the Depository Trust Company or Euroclear Bank SA/NV and Clearstream Banking, S.A., as applicable; and (x) all expenses and application fees related to any listing of the Exchange Securities issued in exchange for the Securities on any stock exchange; but excluding fees and expenses of counsel to the Underwriters (other than fees and expenses set forth in clause (ii) above) or the Holders and underwriting discounts and commissions, brokerage commissions and transfer taxes, if any, relating to the sale or disposition of Registrable Securities by a Holder.

“Registrar” shall mean U.S. Bank Trust Company, National Association.

“Registration Statement” shall mean any registration statement of the Issuer and the Guarantors that covers any of the Exchange Securities or Registrable Securities pursuant to the provisions of this Agreement and all amendments and supplements to any such registration statement, including post-effective amendments, in each case including the Prospectus contained therein or deemed a part thereof, all exhibits thereto and any document incorporated by reference therein.

“Representatives” shall have the meaning set forth in the preamble.

“SEC” shall mean the United States Securities and Exchange Commission.

“Securities” shall have the meaning set forth in the preamble.

“Securities Act” shall mean the Securities Act of 1933, as amended from time to time.

“Separation” shall have the meaning given to such term in the Indenture.

“Shelf Effectiveness Period” shall have the meaning set forth in Section 2(b) hereof.

“Shelf Registration” shall mean a registration effected pursuant to Section 2(b) hereof.

“Shelf Registration Statement” shall mean a “shelf” registration statement of the Issuer and the Guarantors that covers all or a portion of the Registrable Securities on an appropriate form under Rule 415 under the Securities Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein or deemed a part thereof, all exhibits thereto and any document incorporated by reference therein.

“Shelf Request” shall have the meaning set forth in Section 2(b) hereof.

“Staff” shall mean the staff of the SEC.

“Suspension Actions” shall have the meaning set forth in Section 2(e) hereof.

“Target Registration Date” shall mean September 17, 2027.

“Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended from time to time.

“Trustee” shall mean the trustee with respect to the Securities under the Indenture and any successor thereto.

“Underwriter” shall have the meaning set forth in Section 3(f) hereof.

“Underwritten Offering” shall mean an offering in which Registrable Securities are sold to an Underwriter for reoffering to the public.

2. Registration Under the Securities Act. (a) To the extent not prohibited by any applicable law or applicable interpretations of the Staff, the Issuer and the Guarantors shall use their commercially reasonable efforts to (x) cause to be filed an Exchange Offer Registration Statement on the appropriate form under the Securities Act, as selected by the Issuer and the Guarantors, covering an offer to the Holders to exchange all the Registrable Securities for Exchange Securities and (y) have such Registration Statement become effective on or before the Target Registration Date, and if requested by one or more Participating Broker-Dealers, remain effective until 180 days after the last Exchange Date for use by such Participating Broker-Dealers. The Issuer and the Guarantors shall commence the Exchange Offer for the Securities promptly after the Exchange Offer Registration Statement is declared effective by the SEC and use their commercially reasonable efforts to complete the Exchange Offer not later than 60 days after such effective date.

The Issuer and the Guarantors shall commence the Exchange Offer by mailing and/or electronically delivering, or by causing the mailing and/or electronic delivery of, the related Prospectus, appropriate letters of transmittal and other accompanying documents to each Holder stating, in addition to such other disclosures as are required by applicable law, substantially the following:

(i)	that the Exchange Offer is being made pursuant to this Agreement and that all Registrable Securities validly tendered and not properly withdrawn will be accepted for exchange;

(ii)

the dates of acceptance for exchange (which shall be a period of at least 20 Business Days (or such shorter period as then-applicable SEC rules require) from the date such notice is mailed and/or electronically delivered) (each, an “Exchange Date”);

(iii)	that any Registrable Security not tendered will remain outstanding and continue to accrue interest but will not retain any rights under this Agreement, except as otherwise specified herein;

(iv)

that any Holder electing to have a Registrable Security exchanged pursuant to the Exchange Offer will be required to (A) surrender such Registrable Security, together with the appropriate letters of transmittal, to the institution and at the address and in the manner specified in the notice, or (B) effect such exchange otherwise in compliance with the applicable procedures of the depositary for such Registrable Security, in each case prior to the close of business on the last Exchange Date with respect to the Exchange Offer; and

(v)

that any Holder will be entitled to withdraw its election, not later than the close of business on the last Exchange Date with respect to the Exchange Offer, by (A) sending to the institution and at the address specified in the notice, a transmission or letter setting forth the name of such Holder, the principal amount of Registrable Securities delivered for exchange and a statement that such Holder is withdrawing its election to have such Securities exchanged or (B) effecting such withdrawal in compliance with the applicable procedures of the depositary for the Registrable Securities.

As a condition to participating in the Exchange Offer, a Holder will be required to represent to the Issuer and the Guarantors that (1) any Exchange Securities to be received by it will be acquired in the ordinary course of its business, (2) at the time of the commencement of the Exchange Offer it has no arrangement or understanding with any Person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Securities in violation of the provisions of the Securities Act, (3) it is not an “affiliate” (within the meaning of Rule 405 under the Securities Act) of any of the Issuer and the Guarantors, and (4) if such Holder is not a broker-dealer, that it is not engaged in, and does not intend to engage in, the distribution of the Exchange Securities and (5) if such Holder is a broker-dealer that will receive Exchange Securities for its own account in exchange for Registrable Securities that were acquired as a result of market-making or other trading activities, then such Holder will deliver a Prospectus (or, to the extent permitted by law, make available a Prospectus to purchasers) in connection with any resale of such Exchange Securities.

As soon as practicable after the last Exchange Date with respect to the Exchange Offer for Registrable Securities of a series or tranche, the Issuer and the Guarantors shall:

(I)	accept for exchange Registrable Securities of such series or tranche or portions thereof validly tendered and not properly withdrawn pursuant to the Exchange Offer; and

(II)

deliver, or cause to be delivered, to the Trustee and the Registrar for cancellation all Registrable Securities of such series or tranche or portions thereof so accepted for exchange by the Issuer and the Guarantors and issue, and cause the Trustee and the Registrar to promptly authenticate and deliver to each Holder, Exchange Securities of such series or tranche equal in principal amount to the principal amount of the Registrable Securities of such series or tranche tendered by such Holder; provided that if any of the Registrable Securities of such series or tranche are in book-entry form, the Issuer and the Guarantors shall, in cooperation with the Trustee and the Registrar, effect the exchange of Registrable Securities of such series or tranche in accordance with applicable book-entry procedures.

The Issuer and the Guarantors shall use their commercially reasonable efforts to complete the Exchange Offer as provided above and shall use reasonable best efforts to comply with the applicable requirements of the Securities Act, the Exchange Act and other applicable laws and regulations in connection with the Exchange Offer. The Exchange Offer shall not be subject to any conditions, other than that the Exchange Offer does not violate any applicable law or applicable interpretations of the Staff and that no action or proceeding has been instituted or threatened in any court or by or before any governmental agency relating to the Exchange Offer which, in the Issuer and the Guarantors’ judgment, could reasonably be expected to impair the Issuer and the Guarantors’ ability to proceed with the Exchange Offer.

(b) In the event that (i) the Issuer and the Guarantors determine that the Exchange Offer Registration provided for in Section 2(a) hereof is not available under any applicable law or if applicable interpretations of the Staff do not permit the Issuer and the Guarantors to effect the Exchange Offer for Registrable Securities, or, if for any reason the Issuer and the Guarantors do not consummate the Exchange Offer for Registrable Securities by the later of the Target Registration Date and the date the Issuer and the Guarantors receive a written request (a “Shelf Request”) from any Initial Purchaser representing that it holds Registrable Securities that are or were ineligible to be exchanged in the Exchange Offer, the Issuer and the Guarantors shall use their commercially reasonable efforts to cause to be filed and become effective as soon as practicable after such determination, date or Shelf Request, as the case may be, a Shelf

Registration Statement on the appropriate form under the Securities Act, as selected by the Issuer and the Guarantors, providing for the sale of all the Registrable Securities by the Holders thereof and to have such Shelf Registration Statement become effective; provided that (a) no Holder will be entitled to have any Registrable Securities included in any Shelf Registration Statement, or entitled to use the prospectus forming a part of such Shelf Registration Statement, until such Holder shall have delivered a completed and signed Notice and Questionnaire and provided such other information regarding such Holder to the Issuer and the Guarantors as is contemplated by Section 3(c) hereof and, if necessary, the Shelf Registration Statement has been amended to reflect such information and (b) the Issuer and the Guarantors shall be under no obligation to file or cause to become effective any such Shelf Registration Statement before it is obligated to file or cause to become effective an Exchange Offer Registration Statement pursuant to Section 2(a) hereof.

The Issuer and the Guarantors agree to use their commercially reasonable efforts to keep the Shelf Registration Statement continuously effective until the date on which the Securities covered thereby cease to be Registrable Securities (the “Shelf Effectiveness Period”). The Issuer and the Guarantors further agree to use their commercially reasonable efforts to supplement or amend the Shelf Registration Statement, the related Prospectus and any Free Writing Prospectus if required by the rules, regulations or instructions applicable to the registration form used by the Issuer and the Guarantors for such Shelf Registration Statement or by the Securities Act or by any other rules and regulations thereunder or if reasonably requested by a Holder of Registrable Securities with respect to information relating to such Holder, and to use their commercially reasonable efforts to cause any such amendment to become effective, if required, and such Shelf Registration Statement, Prospectus or Free Writing Prospectus, as the case may be, to become usable as soon as thereafter practicable. The Issuer and the Guarantors agree to furnish to the Participating Holders copies of any such supplement or amendment promptly after its being used or filed with the SEC, as reasonably requested by the Participating Holders.

(c) The Issuer and the Guarantors shall pay all Registration Expenses in connection with any registration pursuant to Section 2(a) or Section 2(b) hereof. Each Holder shall pay all underwriting discounts and commissions, brokerage commissions and transfer taxes, if any, relating to the sale or disposition of such Holder’s Registrable Securities pursuant to the Shelf Registration Statement.

(d) An Exchange Offer Registration Statement pursuant to Section 2(a) hereof will not be deemed to have become effective unless it has been declared effective by the SEC. A Shelf Registration Statement pursuant to Section 2(b) hereof will not be deemed to have become effective unless it has been declared effective by the SEC or is automatically effective upon filing with the SEC as provided by Rule 462 under the Securities Act.

If a Registration Default occurs with respect to the Registrable Securities, the interest rate on the Registrable Securities (and only the Registrable Securities) will be increased by (i) 0.25% per annum for the first 90-day period beginning on the day immediately following such Registration Default and (ii) an additional 0.25% per annum with respect to each subsequent 90-day period, in each case until and including the date such Registration Default ends, up to a maximum increase of 1.00% per annum. A Registration Default ends with respect to any Security when such Security ceases to be a Registrable Security or, if earlier, (1) in the case of a Registration Default under clause (i) or (ii) of the definition thereof, when the Exchange Offer is completed or when the Shelf Registration Statement covering such Registrable Securities becomes effective or (2) in the case of a Registration Default under clause (iii) of the definition thereof, when the Shelf Registration Statement becomes effective or the Prospectus again becomes usable. If at any time more than one Registration Default has occurred and is continuing, then, until the next date that there is no Registration Default, the increase in interest rate provided for by this paragraph shall apply as if there occurred a single Registration Default that begins on the date that the earliest such Registration Default occurred and ends on the next date that there is no Registration Default.

Notwithstanding anything to the contrary in this Agreement, if the Exchange Offer with respect to the Registrable Securities is consummated, any Holder who was, at the time the Exchange Offer was pending and consummated, eligible to exchange, and did not validly tender, or withdrew, its Securities for Exchange Securities in the Exchange Offer will not be entitled to receive any additional interest pursuant to the preceding paragraph, and upon the completion of the Exchange Offer, such Securities will no longer constitute Registrable Securities hereunder.

Any amounts of additional interest due under this clause (d) will be payable in cash on the relevant regular interest payment dates of the Securities to holders of record on the relevant regular record dates set forth in the Indenture, calculated in the same manner as the regular interest payments as provided in the Indenture.

(e) The Issuer and the Guarantors shall be entitled to suspend its obligation to file any amendment to a Shelf Registration Statement, furnish any supplement or amendment to a Prospectus included in a Shelf Registration Statement or any Free Writing Prospectus, make any other filing with the SEC that would be incorporated by reference into a Shelf Registration Statement, cause a Shelf Registration Statement to remain effective or the Prospectus or any Free Writing Prospectus usable or take any similar action (collectively, “Suspension Actions”) if there is a possible acquisition, disposition or business combination or other transaction, business development or event involving the Issuer, the Guarantors or their respective subsidiaries that may require disclosure in the Shelf Registration Statement or Prospectus and the Issuer and the Guarantors determine in good faith that such disclosure would materially and adversely affect an offering of securities or is not in the best interest of the Issuer and the Guarantors and the Issuer’s stockholders or obtaining any financial statements relating to any such acquisition or business combination required to be included in the Shelf Registration Statement or Prospectus would be impracticable. Upon the occurrence of any of the conditions described in the foregoing sentence, the Issuer and the Guarantors shall give prompt notice of the delay or suspension (but not the basis thereof) to the Participating Holders. Upon the termination of such condition, the Company shall promptly proceed with all Suspension Actions that were delayed or suspended and, if required, shall give prompt notice to the Participating Holders of the cessation of the delay or suspension (but not the basis thereof).

(f) Without limiting the remedies available to the Initial Purchasers and the Holders, the Issuer and the Guarantors acknowledge that any failure by the Issuer or the Guarantors to comply with its obligations under Section 2(a) and Section 2(b) hereof may result in material irreparable injury to the Initial Purchasers or the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Initial Purchasers or any Holder may seek to specifically enforce the Issuer and the Guarantors’ obligations under Section 2(a) and Section 2(b) hereof.

3. Registration Procedures. (a) In connection with their obligations pursuant to Section 2(a) and Section 2(b) hereof, the Issuer and the Guarantors shall use commercially reasonable efforts to:

(i) prepare and file with the SEC a Registration Statement on the appropriate form under the Securities Act, which form (A) shall be selected by the Issuer and the Guarantors, (B) shall, in the case of a Shelf Registration, be available for the sale of the Registrable Securities by the Holders thereof and (C) shall comply as to form in all material respects with the requirements of the applicable form and include or incorporate by reference all financial statements required by the SEC to be filed therewith; and cause such Registration Statement to become effective and remain effective for the applicable period in accordance with Section 2 hereof;

(ii) prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement effective for the applicable period in accordance with Section 2 hereof and cause each Prospectus to be supplemented by any required prospectus supplement and, as so supplemented, to be filed pursuant to Rule 424 under the Securities Act; and keep each Prospectus current during the period described in Section 4(a)(3) of, and Rule 174 under, the Securities Act that is applicable to transactions by brokers or dealers with respect to the Registrable Securities or Exchange Securities;

(iii) to the extent any Free Writing Prospectus is used, file with the SEC any Free Writing Prospectus that is required to be filed by the Issuer and the Guarantors with the SEC in accordance with the Securities Act and to retain a copy of any Free Writing Prospectus not required to be filed;

(iv) in the case of a Shelf Registration, furnish to each Participating Holder, to counsel for the Initial Purchasers, to counsel for such Participating Holders and to each Underwriter of an Underwritten Offering of Registrable Securities, if any, without charge, as many copies of each Prospectus, preliminary prospectus or Free Writing Prospectus, and any amendment or supplement thereto (other than any document that amends and supplements any Prospectus, preliminary prospectus or Free Writing Prospectus because it is incorporated by reference therein), as such Participating Holder, counsel or Underwriter may reasonably request in writing in order to facilitate the sale or other disposition of the Registrable Securities thereunder; and, subject to Section 3(d) hereof, the Issuer and the Guarantors consent to the use of such Prospectus, preliminary prospectus or such Free Writing Prospectus and any amendment or supplement thereto in accordance with applicable law by each of the Participating Holders and any such Underwriters in connection with the offering and sale of the Registrable Securities covered by and in the manner described in such Prospectus, preliminary prospectus or such Free Writing Prospectus or any amendment or supplement thereto in accordance with applicable law;

(v) register or qualify the Registrable Securities under all applicable state securities or blue sky laws of such jurisdictions of the United States as any Participating Holder shall reasonably request in writing by the time the applicable Registration Statement becomes effective; cooperate with such Participating Holders in connection with any filings required to be made with FINRA; and do any and all other acts and things within the Company’s reasonable control that may be reasonably necessary to enable each Participating Holder to remove any legal impediments to completing the disposition in each such jurisdiction of the Registrable Securities owned by such Participating Holder; provided that neither the Issuer nor the Guarantors shall be required to (1) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (2) execute or file any general consent to service of process in any such jurisdiction or (3) subject itself to taxation or service of process in any such jurisdiction if it is not already so subject;

(vi) notify counsel for the Initial Purchasers (it being understood that for purposes of this Agreement, such references to such counsel shall mean counsel on the date of this Agreement unless the Initial Purchasers notify the Issuer and the Guarantors in writing otherwise) and, in the case of a Shelf Registration, notify each Participating Holder and counsel for such Participating Holders (it being understood that for purposes of this Agreement, references to such counsel shall only be applicable to the extent that the Issuer and the Guarantors has been provided with contact information for such counsel) promptly and, if requested by any such Participating Holder or counsel, confirm such advice in writing (1) when a Registration Statement has become effective, when any post-effective amendment thereto has been filed and becomes effective, when any Free Writing Prospectus has been filed or any amendment or supplement to the Prospectus or any Free Writing Prospectus has been filed, (2) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, including the receipt by the Issuer and the Guarantors of any notice of objection of the SEC to the use of a Shelf Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act, (3) if, between the applicable effective date of a Shelf Registration Statement and the closing of any sale of Registrable Securities covered thereby, the representations and warranties of the Issuer and the Guarantors contained in any underwriting agreement, purchase agreement, securities sales agreement or other similar agreement, if any, relating to such offering of such Registrable Securities cease to be true and correct in all material respects or if the Issuer and the Guarantors receives any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any U.S. jurisdiction or the initiation of any proceeding for such purpose, (4) of the happening of any event during the period a Registration Statement is effective that makes any statement made in such Registration Statement or the related Prospectus or any Free Writing Prospectus untrue in any material respect or that requires the making of any changes in such Registration Statement or Prospectus or any Free Writing Prospectus in order to make the statements therein not misleading and (5) of any determination by the Issuer and the Guarantors that a post-effective amendment to a Registration Statement or any amendment or supplement to the Prospectus or any Free Writing Prospectus would be appropriate;

(vii) notify counsel for the Initial Purchasers or, in the case of a Shelf Registration, notify each Participating Holder and counsel for such Participating Holders, of any request by the SEC or any state securities authority for amendments and supplements to a Registration Statement, Prospectus or any Free Writing Prospectus or for additional information after the Registration Statement has become effective;

(viii) obtain the withdrawal of any order suspending the effectiveness of a Registration Statement or, in the case of a Shelf Registration, the resolution of any objection of the SEC pursuant to Rule 401(g)(2) under the Securities Act, including by filing an amendment to such Registration Statement on the proper form, as soon as reasonably practicable and provide prompt notice to each Holder or Participating Holder of the withdrawal of any such order or such resolution;

(ix) in the case of a Shelf Registration, furnish to each Participating Holder, without charge, upon request, at least one conformed copy of each Registration Statement and any post-effective amendment thereto (without any documents incorporated therein by reference or exhibits thereto, unless requested), if such documents are not available via EDGAR;

(x) in the case of a Shelf Registration, cooperate with the Participating Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends and enable such Registrable Securities to be issued in such denominations and registered in such names (consistent with the provisions of the Indenture) as such Participating Holders may reasonably request at least one Business Day prior to the closing of any sale of Registrable Securities;

(xi) upon the occurrence of any event contemplated by Section 3(a)(vi)(4) hereof, prepare and file with the SEC a supplement or post-effective amendment to the applicable Exchange Offer Registration Statement or Shelf Registration Statement or the related Prospectus or any Free Writing Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered (or, to the extent permitted by law, made available) to purchasers of the Registrable Securities, such Prospectus or Free Writing Prospectus, as the case may be, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the Issuer and the Guarantors shall notify the Participating Holders (in the case of a Shelf Registration Statement) and the Initial Purchasers and any Participating Broker-Dealers known to the Issuer and the Guarantors (in the case of an Exchange Offer Registration Statement) to suspend use of the Prospectus or any Free Writing Prospectus as promptly as practicable after the occurrence of such an event, and such Participating Holders, such Participating Broker-Dealers and the Initial Purchasers, as applicable, hereby agree to suspend use of the Prospectus or any Free Writing Prospectus, as the case may be, until the Issuer and the Guarantors have amended or supplemented the Prospectus or the Free Writing Prospectus, as the case may be, to correct such misstatement or omission provided that the Issuer and the Guarantors shall not be required to take any action pursuant to this Section 3(a)(xi) during any suspension period pursuant to Sections 2(e) or 3(d) hereof;

(xii) a reasonable time prior to the filing of any Registration Statement, any Prospectus, any Free Writing Prospectus, any amendment to a Registration Statement or amendment or supplement to a Prospectus or a Free Writing Prospectus, provide copies of such document to the Representatives and their counsel (and, in the case of a Shelf Registration Statement, to the Participating Holders and their counsel) and make such of the representatives of the Issuer and the Guarantors as shall be reasonably requested by the Representatives or their counsel (and, in the case of a Shelf Registration Statement, the Participating Holders or their counsel) available for discussion of such document at reasonable times and upon reasonable notice; and the Issuer and the Guarantors shall not, at any time after initial filing of a Registration Statement, use or file any Prospectus, any Free Writing Prospectus, any amendment of or supplement to a Registration Statement or a Prospectus or a Free Writing Prospectus, of which the Representatives and their counsel (and, in the case of a Shelf Registration Statement, the Participating Holders and their counsel) shall not have previously been advised and furnished a copy or to which the Representatives or their counsel (and, in the case of a Shelf Registration Statement, the Participating Holders or their counsel) shall reasonably object in writing within two Business Days after the receipt thereof, unless the Issuer and the Guarantors believe that use or filing of such Prospectus, Free Writing Prospectus, or any amendment of or supplement thereto is required by applicable law;

(xiii) obtain a CUSIP number for all Exchange Securities or Registrable Securities that are registered on a Shelf Registration Statement, as the case may be, not later than the initial effective date of a Registration Statement;

(xiv) cause the Indenture to be qualified under the Trust Indenture Act in connection with the registration of the Exchange Securities or Registrable Securities, as the case may be; cooperate with the Trustee and the Holders to effect such changes to the Indenture as may be required for the Indenture to be so qualified in accordance with the terms of the Trust Indenture Act; and execute, and cause the Trustee to execute, all documents as may be required to effect such changes and all other forms and documents required to be filed with the SEC to enable the Indenture to be so qualified in a timely manner;

(xv) in the case of a Shelf Registration, make available for inspection by a representative of the Participating Holders (an “Inspector”), any Underwriters participating in any disposition pursuant to such Shelf Registration Statement, one firm of attorneys and one firm of accountants designated by a majority in aggregate principal amount of the Registrable Securities held by the Participating Holders and one firm of attorneys and one firm of accountants designated by such Underwriters, at reasonable times and in a reasonable manner, all pertinent financial and other records, documents and properties of the Issuer and the Guarantors and its subsidiaries reasonably requested by any such Inspector, Underwriter, attorney or accountant, and cause the respective officers, directors and employees of the Issuer and the Guarantors to supply all information reasonably requested by any such Inspector, Underwriter, attorney or accountant in connection with a Shelf Registration Statement and customary due diligence related to the offering and sale of Registrable Securities thereunder, subject to such parties conducting such investigation entering into confidentiality agreements as the Issuer and the Guarantors may reasonably require and to any applicable privilege or pre-existing contractual confidentiality obligations;

(xvii) if reasonably requested by any Participating Holder, promptly include or incorporate by reference in a Prospectus supplement or post-effective amendment such information with respect to such Participating Holder as such Participating Holder reasonably requests to be included therein, based upon a reasonable belief that such information is required to be included therein or is necessary to make the information about such Participating Holder not misleading, and make all required filings of such Prospectus supplement or such post-effective amendment as soon as reasonably practicable after the Issuer and the Guarantors have received notification of the matters to be so included in such filing;

(xviii) in the case of a Shelf Registration, enter into such customary agreements and take all such other actions in connection therewith (including those requested by the Participating Holders of a majority in principal amount of the Registrable Securities covered by the Shelf Registration Statement) in order to expedite or facilitate the disposition of such Registrable Securities including, but not limited to, in connection with an Underwritten Offering, (1) to the extent possible, making such representations and warranties to the Participating Holders and any Underwriters of such Registrable Securities with respect to the business of the Issuer and the Guarantors and its subsidiaries and the Registration Statement, Prospectus, any Free Writing Prospectus and documents incorporated by reference or deemed incorporated by reference, if any, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings and consistent with the applicable representations and warranties in the Purchase Agreement and confirm the same if and when requested, (2) obtain an opinion of counsel to the Issuer and the Guarantors (which counsel and opinion, in form, scope and substance, shall be reasonably satisfactory to the Participating Holders and such Underwriters and their respective counsel) addressed to the Underwriter of Registrable Securities, covering the matters customarily covered in opinions requested in underwritten offerings and consistent with the opinions delivered pursuant to the Purchase Agreement; provided that, if required by the Underwriter, counsel for the Participating Holders shall provide an opinion to the Underwriter covering the matters customarily covered in opinions requested from selling securityholders by underwriters in underwritten offerings, in connection with an Underwritten Offering, (3) in connection with an Underwritten Offering, obtain “comfort” letters from the independent registered public accountant of the Issuer and the Guarantors (and, if necessary, any other registered public accountant of any subsidiary of the Issuer and the Guarantors, or of any business acquired by the Issuer and the Guarantors for which financial statements and financial data are or are required to be included in the Registration Statement) addressed to the Underwriter of Registrable Securities, such letters to be in customary form and covering matters of the type customarily covered in “comfort” letters in connection with underwritten offerings, including but not limited to financial information contained in any preliminary prospectus, Prospectus or Free Writing Prospectus and (4) in connection with an Underwritten Offering, deliver such documents and certificates as may be reasonably requested by the Underwriters, and which are customarily delivered in underwritten offerings, to evidence the continued validity of the representations and warranties made pursuant to clause (1) above and to evidence compliance with any customary conditions contained in an underwriting agreement.

(xix) so long as any Registrable Securities remain outstanding, cause each successor or additional Guarantor upon entry into a Guarantee by such successor or additional Guarantor with respect to any Registrable Securities, to execute a counterpart to this Agreement in the form attached hereto as Annex A and to deliver such counterpart to the Representative no later than thirty (30) calendar days following the execution thereof.

(b) The Issuer and the Guarantors will comply in all material respects with all rules and regulations of the SEC to the extent and so long as they are applicable to the Exchange Offer or the Shelf Registration.

(c) In the case of a Shelf Registration Statement, the Issuer and the Guarantors may require, as a condition to including such Holder’s Registrable Securities in such Shelf Registration Statement, each Holder of Registrable Securities to furnish to the Issuer and the Guarantors a Notice and Questionnaire and such other information regarding such Holder and the proposed disposition by such Holder of such Registrable Securities and other documentation necessary to effectuate the proposed disposition as the Issuer and the Guarantors may from time to time reasonably request in writing and require such Holder to agree in writing to be bound by all provisions of this Agreement applicable to such Holder. Each Holder of

Registrable Securities as to which any Shelf Registration is being effected agrees to furnish promptly to the Issuer and the Guarantors all information required to be disclosed so that the information previously furnished to the Issuer and the Guarantors by such Holder is not materially misleading and does not omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made.

(d) Each Participating Holder agrees that, upon receipt of any notice from the Issuer and the Guarantors of the happening of any event of the kind described in Section 3(a)(vi)(2) or Section 3(a)(vi)(4) hereof, such Participating Holder will forthwith discontinue disposition of Registrable Securities pursuant to the Shelf Registration Statement until such Participating Holder’s receipt of the copies of the supplemented or amended Prospectus and any Free Writing Prospectus contemplated by Section 3(a)(xi) hereof and, if so directed by the Issuer and the Guarantors, such Participating Holder will deliver to the Issuer and the Guarantors all copies in its possession, other than permanent file copies then in such Participating Holder’s possession, of the Prospectus and any Free Writing Prospectus covering such Registrable Securities that is current at the time of receipt of such notice.

(e) If the Company shall give any notice to suspend the disposition of Registrable Securities pursuant to a Registration Statement, the Company shall not be required to maintain the effectiveness thereof during the period of such suspension, and the Company shall extend the period during which such Registration Statement shall be maintained effective pursuant to this Agreement by the number of days during the period from and including the date of the giving of such notice to and including the date when the Holders of such Registrable Securities shall have received copies of the supplemented or amended Prospectus or any Free Writing Prospectus necessary to resume such dispositions or notice that such amendment or supplement is not necessary; provided, however, that no such extension shall be made in the case where such suspension is solely a result the Company’s compliance with Section 3(c) or any other suspension at the request of a Holder.

(f) The Participating Holders who desire to do so may sell such Registrable Securities in an Underwritten Offering. In any such Underwritten Offering, the investment bank or investment banks and manager or managers (each an “Underwriter”) that will administer the offering will be selected by the Holders of a majority in principal amount of the Registrable Securities included in such offering, subject in each case to consent by the Issuer and the Guarantors (which shall not be unreasonably withheld or delayed so long as such bank or manager is internationally recognized as an underwriter of debt securities offerings). All fees, costs and expenses of the Underwriters, except for Registration Expenses, shall be borne solely by the Participating Holders.

(g) No Holder of Registrable Securities may participate in any Underwritten Offering hereunder unless such Holder (a) agrees to sell such Holder’s Registrable Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

4. Participation of Broker-Dealers in Exchange Offer. (a) The Staff has taken the position that any broker-dealer that receives Exchange Securities for its own account in the Exchange Offer in exchange for Securities that were acquired by such broker-dealer as a result of market-making or other trading activities (a “Participating Broker-Dealer”) may be deemed to be an “underwriter” within the meaning of the Securities Act and must deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Securities.

The Issuer and the Guarantors understand that it is the Staff’s position that if the Prospectus contained in an Exchange Offer Registration Statement includes a plan of distribution containing a statement to the above effect and the means by which Participating Broker-Dealers may resell the Exchange Securities, without naming the Participating Broker-Dealers or specifying the amount of Exchange Securities owned by them, such Prospectus may be delivered by Participating Broker-Dealers (or, to the extent permitted by law, made available to purchasers) to satisfy their prospectus delivery obligation under the Securities Act in connection with resales of Exchange Securities for their own accounts, so long as the Prospectus otherwise meets the requirements of the Securities Act.

(b) In light of the above, and notwithstanding the other provisions of this Agreement, the Issuer and the Guarantors agree to amend or supplement the Prospectus contained in the Exchange Offer Registration Statement for a period of up to 180 days after the last Exchange Date (as such period may be extended pursuant to Section 3(e) hereof), if requested by one or more Participating Broker-Dealers, in order to expedite or facilitate the disposition of any Exchange Securities by Participating Broker-Dealers consistent with the positions of the Staff recited in Section 4(a) above. The Issuer and the Guarantors further agree that, subject to Section 3(c), Participating Broker-Dealers shall be authorized to deliver such Prospectus (or, to the extent permitted by law, make available) during such period in connection with the resales contemplated by this Section 4.

(c) The Initial Purchasers shall have no liability to the Issuer and the Guarantors or any Holder with respect to any request that they may make pursuant to Section 4(b) hereof.

5. Indemnification and Contribution.

(a) The Issuer and the Guarantors will jointly and severally agree to indemnify and hold harmless each Initial Purchaser and each Holder, their respective directors, officers and employees, each person, if any, who controls any Initial Purchaser or any Holder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Initial Purchaser within the meaning of Rule 405 under the Securities Act, from and against any and all losses, claims, damages and liabilities, joint or several, to which such Initial Purchaser, Holder, director, officer, employee, controlling person or affiliate may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus as amended or supplemented, any Free Writing Prospectus or any “issuer information” (“Issuer Information”) filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary in order to make the statements therein in the light of the circumstances under which they were made not misleading, and will reimburse each such Initial Purchaser, Holder, director, officer, employee, controlling person or affiliate for any legal or other out-of-pocket expenses reasonably incurred by such Initial Purchaser, Holder, director, officer, employee, controlling person or affiliate in connection with investigating or defending any such loss, damage, liability, action or claim as such expenses are incurred; provided, however, that the Issuer and the Guarantors shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Registration Statement, any Prospectus as amended or supplemented, any Free Writing Prospectus or any Issuer Information in reliance upon and in conformity with information relating to any Initial Purchaser or any Holder furnished to the Issuer and the Guarantors in writing by such Initial Purchaser or by such Holder expressly for use therein.

(b) Each Holder agrees, severally and not jointly, to indemnify and hold harmless the Issuer and the Guarantors, the Initial Purchasers and the other selling Holders, the directors, officers and employees of the Issuer and the Guarantors, and the Initial Purchasers, each Person, if any, who controls the Issuer and the Guarantors, any Initial Purchaser and any other selling Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and each affiliate of any Initial

Purchaser within the meaning of Rule 405 under the Securities Act against any losses, claims, damages or liabilities to which the Issuer and the Guarantors or such Initial Purchaser, other selling Holder, director, officer, employee, controlling person or affiliate may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) that arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus as amended or supplemented or any Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary in order to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Registration Statement, any Prospectus as amended or supplemented or any Free Writing Prospectus in reliance upon and in conformity with written information relating to such Holder furnished to the Issuer and the Guarantors by such Holder; and each Holder will reimburse the Issuer and the Guarantors and such Initial Purchaser, other selling Holder, director, officer, employee, controlling person and affiliate for any legal or other out-of-pocket expenses reasonably incurred by the Issuer and the Guarantors, Initial Purchaser, other selling Holder, director, officer, employee, controlling person or affiliate in connection with investigating, or defending any such loss, damage, liability, action or claim as such expenses are incurred, but only with reference to information relating to such Holder furnished to the Issuer and the Guarantors in writing by such Holder expressly for use in any Registration Statement, any Prospectus or any Free Writing Prospectus.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission to so notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party except to the extent such omission materially prejudices the indemnifying party. In case any such action shall be brought against any indemnified party, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party) and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, and shall not be liable for any settlement of any proceeding effected without its written consent, such consent not to be unreasonably withheld, delayed or conditioned, except that, in the case of a governmental, regulatory or non-civil proceeding, upon request of the indemnified party, the indemnifying party shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such governmental, regulatory or non-civil proceeding and shall pay the reasonably incurred and documented fees and disbursements of such counsel related to such governmental, regulatory or non-civil proceeding.

(d) To the extent the indemnification provided for in paragraph (a) or (b) of this Section 5 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein (or actions in respect thereof), then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative benefits received by the Issuer and the Guarantors from the offering of the Securities or Exchange Securities, on the one hand, and the Holders from receiving Securities or Exchange Securities registered under the Securities Act, on the other. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only the relative benefits but also the relative fault of the Issuer and the Guarantors on the one hand and the Holders on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault of the Issuer and the Guarantors on the one hand and the Holders on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer and the Guarantors or such Holder and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) The Issuer and the Guarantors and the Holders agree that it would not be just or equitable if contribution pursuant to this Section 5 were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 5, no Holder shall be required to contribute any amount in excess of the amount by which the total price at which the Securities or Exchange Securities sold by such Holder exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The Holders’ obligations to contribute pursuant to this Section 5 are several and not joint.

(f) The remedies provided for in this Section 5 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any indemnified party at law or in equity.

(g) The indemnity and contribution provisions contained in this Section 5 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Initial Purchasers or any Holder, any Person controlling any Initial Purchaser or any Holder or any affiliate of any Initial Purchaser, or by or on behalf of the Issuer and the Guarantors, its officers or directors or any Person controlling the Issuer and the Guarantors, (iii) acceptance of any of the Exchange Securities and (iv) any sale of Registrable Securities pursuant to a Shelf Registration Statement.

6. General.

(a) No Inconsistent Agreements. The Issuer and the Guarantors represent, warrant and agree that the Issuer and the Guarantors have not entered into, and on or after the date of this Agreement will not enter into, any agreement that is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof.

(b) Guarantors. Notwithstanding anything to the contrary in this Agreement, any Guarantor shall automatically, irrevocably and unconditionally no longer be bound by the terms and provisions of this Agreement at such time as such Guarantor ceases to provide a Guarantee of the Securities. For the avoidance of doubt, each of KDP Parent and the KDP Guarantors shall be automatically, irrevocably and unconditionally no longer bound by the terms and provisions of this Agreement immediately upon the Separation.

(c) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Issuer and the Guarantors have obtained the written consent of Holders of at least a majority in aggregate principal amount of the outstanding Registrable Securities affected by such amendment, modification, supplement, waiver or consent; provided that no amendment, modification, supplement, waiver or consent to any departure from the provisions of Section 5 hereof shall be effective as against any Holder of Registrable Securities unless consented to in writing by such Holder. Any amendments, modifications, supplements, waivers or consents pursuant to this Section 6(c) shall be by a writing executed by each of the parties hereto. Each Holder of Registrable Securities outstanding at the time of any such amendment, modification, supplement, waiver or consent thereafter shall be bound by any such amendment, modification, supplement, waiver or consent effected pursuant to this Section 6(c), whether or not any notice, writing or marking indicating such amendment, modification, supplement, waiver or consent appears on the Registrable Securities or is delivered to such Holder. Notwithstanding the foregoing, each Holder may waive compliance with respect to any obligation of the Issuer and the Guarantors under this Agreement as it may apply or be enforced by such particular Holder.

(d) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, electronic mail, telecopier, or any courier guaranteeing overnight delivery (i) if to a Holder, at the most current address given by such Holder to the Issuer or the Guarantors by means of a notice given in accordance with the provisions of this Section 6(d), which address initially is, with respect to the Initial Purchasers, the addresses set forth in the Purchase Agreement; (ii) if to the Issuer and the Guarantors, initially at KDP Parent’s address set forth in the Purchase Agreement and thereafter at such other address(es), notice of which is given in accordance with the provisions of this Section 6(d), and, following the date of the Separation, the address, notice of which is given in accordance with the provisions of this Section 6(d); and (iii) to such other persons at their respective addresses as provided in the Purchase Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 6(d). All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; three Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged, if sent by electronic mail or telecopied; and on the next Business Day if timely delivered to an air courier guaranteeing overnight delivery.

(e) Majority of Holders. Whenever an action or determination under this Agreement requires a majority of the aggregate principal amount of the applicable holders, in determining such majority, if the Issuer and the Guarantors shall issue any additional Securities under the Indenture prior to consummation of the Exchange Offer or, if applicable, the effectiveness of any Shelf Registration Statement, then such additional Securities and the Registrable Securities to which this Agreement relates shall be treated together as one class for purposes of determining whether the consent or approval of Holders of a specified percentage of Registrable Securities has been obtained.

(f) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders; provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms of the Purchase Agreement or the Indenture. If any transferee of any Holder shall acquire Registrable Securities in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all the terms of this Agreement, and by taking and holding such Registrable Securities such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such Person shall be entitled to receive the benefits hereof. The Initial Purchasers (in their capacity as Initial Purchasers) shall have no liability or obligation to the Issuer or the Guarantors with respect to any failure by a Holder to comply with, or any breach by any Holder of, any of the obligations of such Holder under this Agreement.

(g) Third-Party Beneficiaries. Each Holder shall be a third-party beneficiary to the agreements made hereunder between the Issuer and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, and shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights or the rights of other Holders hereunder.

(h) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the parties and delivered (by telecopy, electronic delivery or otherwise) to the other parties. Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signature. The words “execution,” “signed,” “signature,” and words of like import in this Agreement or any agreement entered into in connection herewith shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act (e.g. DocuSign).

(i) Headings. The headings in this Agreement are for convenience of reference only, are not a part of this Agreement and shall not limit or otherwise affect the meaning hereof.

(j) Governing Law. This Agreement, and any claim, controversy or dispute arising under or related to this Agreement, shall be governed by and construed in accordance with the laws of the State of New York.

(k) Entire Agreement; Severability. This Agreement contains the entire agreement between the parties relating to the subject matter hereof and supersedes all oral statements and prior writings with respect thereto. If any term, provision, covenant or restriction contained in this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable or against public policy, the remainder of the terms, provisions, covenants and restrictions contained herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated. The Issuer, the Guarantors, and the Initial Purchasers shall endeavor in good faith negotiations to replace the invalid, void or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, void or unenforceable provisions.

Very truly yours,

MAPLE PARENT HOLDINGS CORP.

By:	/s/ Dan Morrell
Name:	Dan Morrell
Title:	Vice President & Treasurer

KEURIG DR PEPPER INC.

By:	/s/ Dan Morrell
Name:	Dan Morrell
Title:	Vice President & Treasurer

SUBSIDIARY GUARANTORS:

234DP AVIATION, LLC

A & W CONCENTRATE COMPANY

BEVERAGES DELAWARE INC.

DP BEVERAGES INC.

DPS AMERICAS BEVERAGES, LLC

DPS BEVERAGES, INC.

DPS HOLDINGS INC.

DR PEPPER/SEVEN-UP BEVERAGE SALES COMPANY

DR PEPPER/SEVEN UP MANUFACTURING COMPANY

DR PEPPER/SEVEN UP, INC.

MOTT’S DELAWARE LLC

NANTUCKET ALLSERVE, LLC

SNAPPLE BEVERAGE CORP.

THE AMERICAN BOTTLING COMPANY

By:	/s/ Dan Morrell
Name:	Dan Morrell
Title:	Vice President & Treasurer

MOTT’S LLP BAI BRANDS LLC By its Sole Member, MOTT’S LLP

By:	/s/ Dan Morrell
Name:	Dan Morrell
Title:	Vice President & Treasurer

SPLASH TRANSPORT, INC.

By:	/s/ Dan Morrell
Name:	Dan Morrell
Title:	Vice President & Treasurer

Confirmed and accepted as of the date first above written:

MORGAN STANLEY & CO. INTERNATIONAL PLC

For itself and on behalf of the several Initial Purchasers

By:	/s/ Kathryn McArdle
Name:	Kathryn McArdle
Title:	Executive Director

GOLDMAN SACHS & CO. LLC

By:	/s/ Johannes Hahn
Name:	Johannes Hahn
Title:	Managing Director

J.P. MORGAN SECURITIES PLC

By:	/s/ Robert Chambers
Name:	Robert Chambers
Title:	Executive Director

ANNEX A

Counterpart to Registration Rights Agreement

The undersigned hereby absolutely, unconditionally and irrevocably agrees as a Guarantor (as defined in the Registration Rights Agreement, dated March 26, 2026, by and among Maple Parent Holdings Corp., a Delaware corporation, Keurig Dr Pepper Inc., a Delaware corporation, as guarantor, the other Guarantors party thereto and Morgan Stanley & Co. International plc, Goldman Sachs & Co. LLC and J.P. Morgan Securities plc as Representatives) to be bound by the terms and provisions of such Registration Rights Agreement.

IN WITNESS WHEREOF, the undersigned has executed this counterpart as of _______________, 20__.

[GUARANTOR]

By:
Name:	[●]
Title:	[●]